______________________________________

AMENDMENT NUMBER ONE
to the
POOLING AND SERVICING AGREEMENT
Dated as of February 1, 2007
among
ACE SECURITIES CORP.
Depositor
OCWEN LOAN SERVICING, LLC
Servicer
WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer and Securities Administrator
and
HSBC BANK USA, NATIONAL ASSOCIATION
Trustee
______________________________________

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2007-ASAP1

ASSET BACKED PASS-THROUGH CERTIFICATES
______________________________________

THIS AMENDMENT NUMBER ONE, dated as of February 25, 2008 (this “Amendment Number One”), to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among ACE SECURITIES CORP., as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK USA, NATIONAL ASSOCIATION (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, the Depositor desires to amend certain provisions of the Pooling and Servicing Agreement as set forth in this Amendment Number One; and

WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity or defect contained therein upon the satisfaction of certain conditions set forth therein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment Number One, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. The Amendments.

2.1  Section 1.01 is hereby amended by deleting the definition of “Custodial Agreement” and replacing it with the following:

“Custodial Agreement”: Either of (i) the DBNTC Custodial Agreement or (ii) the Wells Fargo Custodial Agreement, or any other custodial agreement entered into after the date hereof with respect to any Mortgage Loan subject to this Agreement. All references to “Custodial Agreement” shall be deemed to refer to “the Custodial Agreements”, “the applicable Custodial Agreement”, “the related Custodial Agreement” or “a Custodial Agreement”, as the context shall require.

2.2  Section 1.01 is hereby amended by deleting the definition of “Custodian” and replacing it with the following:

“Custodian”: Either Wells Fargo or DBNTC or any other custodian appointed under any custodial agreement entered into after the date of this Agreement. All references to “Custodian” shall be deemed to refer to “the Custodians”, “the applicable Custodian”, “the related Custodian” or “a Custodian”, as the context shall require.

2.3  Section 1.01 is hereby amended by deleting the definition of “Wells Fargo” and replacing it with the following:

“Wells Fargo”: Wells Fargo Bank, National Association in its capacity as a Custodian under the Wells Fargo Custodial Agreement or any successor thereto.

2.4  Section 1.01 is hereby amended by adding the following definitions:

“DBNTC”: Deutsche Bank National Trust Company, a national banking association, or its successor in interest.

“DBNTC Custodial Agreement”: The Custodial Agreement, dated as of February 1, 2007, among the Trustee, DBNTC and the Servicer, as may be amended or supplemented from time to time.

“Wells Fargo Custodial Agreement”: The Custodial Agreement dated as of February 1, 2007, among the Trustee, Wells Fargo and the Servicer, as may be amended or supplemented from time to time.

2.5  Section 2.04(viii) is hereby deleted in its entirety and replaced with the following:

(viii) There are no affiliations, relationships or transactions relating to the Master Servicer of a type that are described under Item 1119 of Regulation AB with DBNTC, the Depositor, the Sponsor, the Servicer, the Credit Risk Manager, the Cap Counterparty, the Swap Provider or the Trustee.

2.6  Section 9.05 is hereby deleted in its entirety and replaced with the following:

SECTION 9.05 Fees and Expenses of Trustee, Custodians and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder, of Wells Fargo as the Custodian under the Wells Fargo Custodial Agreement and of DBNTC as the Custodian under the DBNTC Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodians shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodians or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Swap Agreement, the applicable Custodial Agreement and any and all other agreements related hereto, other than any loss, liability or expense, as applicable (i) solely with respect to the Trustee, for which the Trustee is indemnified by the Master Servicer or the Servicer, (ii) solely with respect to the Trustee and the Securities Administrator, that constitutes a specific liability of the Trustee or the Securities Administrator, as applicable, pursuant to Section 11.01(g) of this Agreement or (iii) solely with respect to the Trustee and the Securities Administrator, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator, as applicable, or (iv) by reason of reckless disregard of its obligations and duties hereunder or, as applicable, in accordance with the related Custodial Agreement. In no event shall the Trustee, the Custodians, the Master Servicer or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. In addition, the Sponsor agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the last paragraph of Section 2.01 of this Agreement, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodians. Any payment under this Section 9.05 made by the Master Servicer to the Trustee in respect of the Trustee’s fees or the Master Servicer’s indemnification obligation to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

SECTION 3. Conditions Precedent.

The following conditions precedent to the effectiveness of this Amendment have been fulfilled:

3.1  The Trustee has received an Opinion of Counsel as required by Section 12.01 of the Pooling and Servicing Agreement stating that this Amendment Number One is permitted under the Pooling and Servicing Agreement, that this Amendment Number One will not adversely affect in any material respect the interests of any Certificateholder, that this Amendment Number One will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that this Amendment Number One is authorized or permitted by the Pooling and Servicing Agreement.

SECTION 4. Effect of Amendment.

Upon execution of this Amendment Number One, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment Number One shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment Number One, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 5. Binding Effect.

The provisions of this Amendment Number One shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

SECTION 6. Governing Law.

This Amendment Number One shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles other than Section 5-1401 of the New York General Obligations Law which shall govern) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 7. Severability of Provisions.

If any one or more of the provisions or terms of this Amendment Number One shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment Number One and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment Number One.

SECTION 8. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Counterparts.

This Amendment Number One may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ACE SECURITIES CORP.
as Depositor

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By:  /s/ Doris Hearn
Name: Doris Hearn
Title: Vice President

OCWEN LOAN SERVICING, LLC
as Servicer

By:  /s/ Scott Anderson
Name: Scott Anderson
Title: Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Master Servicer and Securities Administrator

By:  /s/ Kristen Ann Cronin
Name: Kristen Ann Cronin
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee

By:  /s/Alexander Pabon
Name: Alexander Pabon
Title: Vice President